EXHIBIT 1

CHARTER OF WILMINGTON TRUST, NATIONAL ASSOCIATION

ARTICLES OF ASSOCIATION
OF
WILMINGTON TRUST, NATIONAL ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following articles of association:

FIRST.
The title of this association shall be Wilmington Trust, National Association.

SECOND.
The main office of the association shall be in the City of Wilmington, County of New Castle, State of Delaware. The general business of the association shall be conducted at its main office and its branches.

THIRD.
The board of directors of this association shall consist of not less than five nor more than twenty-five persons, unless the OCC has exempted the bank from the 25-member limit. The exact number is to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with an aggregate par, fair market or equity value $1,000. Determination of these values may be based as of either (i) the date of purchase or (ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which:

1)
exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or
2)
exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the bank from the 25-member limit.

Directors shall be elected for terms of one year and until their successors are elected and qualified. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH.
There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or, if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed, or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the time, place and purpose of a shareholders’ meeting shall be given to the shareholders by first class mail, unless the OCC determines that an emergency circumstance exists. The sole shareholder of the bank is permitted to waive notice of the shareholders’ meeting.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

1)
The name and address of each proposed nominee.
2)
The principal occupation of each proposed nominee.
3)
The total number of shares of capital stock of the association that will be voted for each proposed nominee.
4)
The name and residence address of the notifying shareholder.
5)
The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove the director, when notice of the meeting stating that the purpose or one of the purposes is to remove the director is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

FIFTH.
The authorized amount of capital stock of this association shall be ten thousand shares of common stock of the par value of one hundred dollars ($100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix. Preemptive rights also must be approved by a vote of holders of two-thirds of the bank’s outstanding voting shares. Unless otherwise specified in these articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in these articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued, unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date authorized by the board of directors for the share dividend.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH.
The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association.

A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

1)
Define the duties of the officers, employees, and agents of the association.
2)
Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.
3)
Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.
4)
Dismiss officers and employees.
5)
Require bonds from officers and employees and to fix the penalty thereof.
6)
Ratify written policies authorized by the association's management or committees of the board.
7)
Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.
8)
Manage and administer the business and affairs of the association.
9)
Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.
10)
Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.
11)
Make contracts.
12)
Generally perform all acts that are legal for a board of directors to perform.

SEVENTH.
The board of directors shall have the power to change the location of the main office to any other place within the limits of Wilmington, Delaware, without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of such association for a relocation outside such limits and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Wilmington Delaware, but not more than 30 miles beyond such limits. The board of directors shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without approval of shareholders, subject to approval by the Comptroller of the Currency.

EIGHTH.
The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH.
The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than 50 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given at least 10 days prior to the meeting by first-class mail, unless the OCC determines that an emergency circumstance exists. If the association is a wholly-owned subsidiary, the sole shareholder may waive notice of the shareholders’ meeting. Unless otherwise provided by the bylaws or these articles, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

TENTH.
For purposes of this Article Tenth, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the board of directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the bank in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under these articles of association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution-affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these articles of association and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the board of directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the board shall authorize independent legal counsel to review the indemnification request and provide the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If legal counsel opines that said conditions have been met, the board of directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in these articles of association (a) shall be available with respect to events occurring prior to the adoption of these articles of association, (b) shall continue to exist after any restrictive amendment of these articles of association with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these articles of association shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in these articles of association, the bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these articles of association shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Article Tenth or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article Tenth shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these articles of association; provided, however, that no such insurance shall include coverage to pay or reimburse any institution-affiliated party for the cost of any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency. Such insurance may, but need not, be for the benefit of all institution-affiliated parties.

ELEVENTH.
These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.